                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                 ____________

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) of the

                        SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) October 7, 1997
                                                        ---------------
(August 28, 1997)
-----------------

                      NATIONWIDE HEALTH PROPERTIES, INC.
              --------------------------------------------------
              (Exact name of registrant as specified in charter)


            Maryland               1-9028            95-3997619
            ------------------------------------------------------
            (State or other       (Commission        (IRS employer
            jurisdiction of       file number)       identification
            incorporation)                               number)


      610 Newport Center Drive, Suite 1150, Newport Beach, CA 92660-6429
      ------------------------------------------------------------------
                   (Address of principal executive offices)

              Registrant's telephone number, including area code:
                                (714) 718-4400
                                --------------

                                Not Applicable
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)

STATEMENT REGARDING FORWARD LOOKING DISCLOSURE

     Certain information contained in this report includes forward looking statements, which can be identified by the use of forward looking terminology such as "may", "will", "expect", "should" or comparable terms or the negative thereof. These statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements. These risks and uncertainties include (without limitation) the following: the effect of economic and market conditions and changes in interest rates, government regulations, including changes in Medicare and Medicaid payment levels, changes in the health industry, the amount of any additional investments, access to capital markets and changes in the ratings of the Company's debt securities.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On September 24, 1997, Nationwide Health Properties, Inc. ("the Company") acquired from unrelated parties two continuing care retirement communities, two assisted living facilities and one long-term health care facility ("the Laureate Properties") in a related transaction at an aggregate negotiated purchase price of $96,000,000. The facilities were concurrently leased back on a triple net basis to the Laureate Group which developed, built and had operated these facilities prior to their acquisition by the Company under terms generally similar to the Company's existing leases. The purchase price consisted of approximately $39,739,000 of debt assumption, approximately $25,756,000 of cash and 1,315,686 shares of the Company's common stock. The cash portion of the purchase price was funded by bank borrowings on the Company's revolving bank line of credit with Wells Fargo Bank, National Association, Sanwa Bank California, The Sumitomo Bank, Limited, BHF-Bank Aktiengeselllschaft and The Bank of New York and cash on hand.

The acquisition of the facilities was effectuated through (i) the mergers of Laureate Investments, Inc. and Laureate Properties, Inc. into wholly-owned subsidiaries of NHP and (ii) the purchase of certain limited partnership interests from six individuals. The assets acquired by virtue of these transactions generally include all of the partnership interests in nine limited partnerships that own the real property of the facilities acquired. The Company has agreed to register the shares of the Company's common stock issued in connection with the mergers for resale under the Securities Act of 1933, as amended, in certain circumstances pursuant to a registration rights agreement.

     The Company believes these acquisitions are consistent with the Company's historical business strategy of acquiring and concurrently net leasing health care facilities to qualified operators. In assessing the facilities, the Company considered the type, location, age, design and physical condition of the facilities acquired, as well as any historical and projected operating results of the health care operations conducted at the facilities. Additionally, the Company considers the operating ability, financial condition and reputation of the operator to which the acquired facilities are to be leased. The Company, after reasonable inquiry, is not aware of any material factors that would cause the financial information reported not to be necessarily indicative of future operating results. The Company intends to continue the current use of each property.

     Certain audited pro forma financial information concerning these properties is provided in Item 7 of this Current Report on Form 8-K.

ITEM 5.  OTHER EVENTS

     In addition to the transaction described in Item 2 of this Report on Form 8-K, during the period from August 5, 1997 through October 1, 1997, NHP acquired from unrelated parties four assisted living facilities ("ALF") and one long-term health care facility ("SNF") in five separate transactions at an aggregate purchase price of approximately $16,879,000 ("the Other Facilities"). The facilities were, concurrently with their acquisition, leased on a triple net lease basis to two different operators under terms generally similar to the Company's existing leases. Each transaction, with the exception of Andover Court, was funded by bank borrowings on the Company's revolving bank line of credit and by cash on hand. Andover Court was funded by the assumption of $2,800,000 of debt, by bank borrowings on the Company's revolving bank line of credit and cash on hand.

Facility Name                      City            State   Type       Beds      Units       Date              Price
-------------                      ----            -----   ----       ----      -----    -----------       ----------
Life Care Center of Kennewick      Kennewick         WA     SNF       136                 8/28/97          $4,700,000
Sterling House of Port Charlotte   Port Charlotte    FL     ALF                  42       8/29/97          $2,886,000
Sterling House of Merrimac         Jacksonville      FL     ALF                  42       9/17/97          $2,978,000
Sterling House of Springdale       Springdale        OH     ALF                  42       9/18/97          $2,515,000
Andover Court                      Andover           KS     ALF                  46       10/01/97         $3,800,000

     The Company believes these acquisitions are consistent with the Company's historical business strategy of acquiring and concurrently net leasing health care facilities to qualified operators. In assessing the facilities, the Company considered the type, location, age, design and physical condition of the facilities acquired, as well as any historical and projected operating results of the health care operations conducted at the facilities. Additionally, the Company considers the operating ability, financial condition and reputation of the operator to which the acquired facilities are to be leased. The Company, after reasonable inquiry, is not aware of any material factors that would cause the financial information reported not to be necessarily indicative of future operating results. The Company intends to continue the current use of each property.

     Although no single acquisition is considered a "significant acquisition" pursuant to the rules governing the reporting of transactions on Form 8-K, under Rule 3-14 of Regulation S-X, these acquisitions in the aggregate when combined with the acquisitions described in the Company's Current Report on Form 8-K dated August 18, 1997, may be considered to be material in nature. Certain audited pro forma financial information concerning these properties is provided in Item 7 of this Current Report on Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
------   ---------------------------------

         Financial information for the health care operations of the acquired facilities is not presented because the related operating information for such facilities, after exclusion of items not comparable to the proposed net leased real estate operations by the Company pursuant to Rule 3-14 of Regulation S-X, would not be meaningful. Alternatively, the Company has presented audited pro forma operating information for each of the acquired properties described in Items 2 and 5 of this report as if the acquired properties had been owned and net leased by the Company since January 1, 1996.

         (a)(3)   - Audited pro forma statements of income for the acquired
                    facilities for the year ended December 31, 1996.

         (b)(1)   - Unaudited pro forma balance sheet as of June 30, 1997 for the Company after giving effect to the acquisition of the facilities.

                  - Pro forma statement of operations for the Company after
                    giving effect to the acquisition of the facilities for the six-month period ended June 30, 1997.

                  - Pro forma statement of operations for the Company after
                    giving effect to the acquisition of the facilities for the year ended December 31, 1996.

         (c)      - Exhibits

              2.1 - Agreement to Merge, dated August 19, 1997, among Nationwide
                    Health Properties, Inc., Laureate Investments, Inc. and Laureate Properties, Inc.

             23.1 - Consent of Arthur Andersen LLP.

                 REPORT OF THE INDEPENDENT PUBLIC ACCOUNTANTS


TO THE STOCKHOLDERS AND DIRECTORS, NATIONWIDE HEALTH PROPERTIES, INC:

We have examined the pro forma adjustments reflecting the transactions described in Note 1 and the application of those adjustments to the assembly of the accompanying pro forma statements of income of the properties acquired by Nationwide Health Properties, Inc. during the period August 5, 1997 to October 1, 1997 as indicated in Items 2 and 5 of this Form 8-K (collectively "the Acquired Properties") for the year ended December 31, 1996. The historical statements of income are omitted since substantially all historical amounts are not relevant on a pro forma basis and in some cases, the facilities were opened in 1997. The pro forma adjustments are based upon management's assumptions described in Note 2. Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included such procedures as we considered necessary in the circumstances.

The objective of this pro forma financial information is to show what the significant effects on the historical financial information might have been had the transactions occurred at an earlier date. However, the pro forma statements of income are not necessarily indicative of the results of operations that would have been attained had the above-mentioned transactions actually occurred earlier.

In our opinion, management's assumptions provide a reasonable basis for presenting the significant effects directly attributable to the above-mentioned transactions described in Note 1, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma statements of income for the year ended December 31, 1996 reflect the proper application of those adjustments to the historical statement of income amounts.



Arthur Andersen LLP
Orange County, California
October 6, 1997

                        Pro Forma Statements of Income
                     For the Year Ended December 31, 1996

                                                     Sterling          Sterling          Sterling
                                   Life Care           House             House             House
                    Laureate       Center of          of Port             of                of            Andover
                   Properties      Kennewick         Charlotte         Merrimac         Springdale         Court
                   ----------      ---------         ---------         --------         ----------        -------

Revenues:

   Minimum Rent    $8,846,074      $ 445,560         $ 274,083         $ 284,905         $ 240,660         $ 360,620
                   ----------      ---------         ---------         ---------         ---------         ---------
                    8,846,074        445,560           274,083           284,905           240,660           360,620

Expenses:

   Depreciation     1,996,764        111,152            66,364            69,095            52,202            85,800
   Interest         4,842,782        327,500           201,099           207,510           175,247           342,182
                   ----------      ---------         ---------         ---------         ---------         ---------
                    6,839,546        438,652           267,463           276,605           227,449           427,982
                   ----------      ---------         ---------         ---------         ---------         ---------
Net Income         $2,006,528      $   6,908         $   6,620         $   8,300         $  13,211         $ (67,362)
                   ==========      =========         =========         =========         =========         =========


See accompanying notes.

FOOTNOTES TO PRO FORMA STATEMENTS OF INCOME


NOTE 1: Nationwide Health Properties, Inc. (the "Company") acquired 6 assisted living facilities, 2 Continuing Care Retirement Communities and 2 long-term health care facilities in 6 separate transactions at an aggregate purchase price of approximately $112,879,000. The facilities were leased to 3 different operators under terms generally similar to the Company's existing leases. The facilities are leased under "net" leases which are accounted for as operating leases. The leases have initial terms of 10 to 17 years. The Company earns fixed monthly minimum rent and may earn periodic additional rents. The additional payments are generally computed based upon increases in the Consumer Price Index or as a percentage of facility net patient revenues in excess of base amounts. Additional rents generally commence in the second year of the leases. Under terms of the leases, the lessees are responsible for all maintenance, repairs, taxes and insurance on the leased properties.

The pro forma statements of income reflect the acquisitions of the properties as if they had been owned since January 1, 1996.

NOTE 2: Pro forma minimum rents are based upon the monthly minimum rents specified in the leases. No additional rent amounts are assumed for purposes of the pro forma statements of income based upon the terms of the lease.

Pro forma depreciation is based upon the purchase prices of the facilities being allocated to building and depreciated over 40 years.

Pro forma interest expense with respect to the Laureate Properties is based upon allocating the Company's weighted average borrowing on the Company's 1997 medium term note issuances and its June 30, 1997 cost on its unsecured revolving line of credit applied against the cash portion of the purchase price, approximately $25,756,000, and the actual interest expense expected to be incurred on the debt assumed as part of the purchase, approximately $39,739,000. The weighted average interest rate on such debt is 7.22%. The balance of the purchase price of the Laureate properties was paid by the issuance of 1,315,686 shares of the Company's common stock and no pro forma interest expense is assumed for such portion of the purchase price.

Pro forma interest expense, for the properties other than the Laureate Properties and Andover Court, is based upon allocating the Company's weighted average borrowing on the Company's 1997 medium term note issuances and its June 30, 1997 cost on its unsecured revolving line of credit applied against the aggregate purchase prices. Such weighted average rate was 6.97%. Pro forma interest expense for Andover Court is based upon applying the weighted average interest rate of 9.73% on the $2,800,000 of assumed indebtedness and upon allocating the 6.97% weighted interest rate described above to the $1,000,000 cash portion of the purchase price.

The Company's unsecured line of credit matures on May 31, 2000. The Company anticipates repaying such line of credit borrowings at some time in the future prior to its current maturity with proceeds from public offerings or private placements of long-term unsecured debt or equity. Accordingly, the actual interest expense resulting from the acquisitions of the facilities may vary.

No pro forma general and administrative costs are included because: (1) such amounts are expected to be immaterial, and (2) the Company does not expect to add additional staff as a result of the transactions described in Note 1 above.

NOTE 3: The preparation of financial statements requires management to make estimates and assumptions that affect the revenues and expenses during the reporting period. Actual results could differ from those estimates.

                        PRO FORMA FINANCIAL INFORMATION


     The following unaudited Pro Forma Balance Sheet as of June 30, 1996 and unaudited Pro Forma Statements of Operations for the six months ended June 30, 1997 and for the year ended December 31, 1996 have been prepared to reflect the acquisition of (i) the Laureate Properties described in Item 2 of this Form 8-K,
(ii) the other facilities described in Item 5 of this Form 8-K (the "Other Facilities") and (iii) the 26 facilities acquired during the period from January 1, 1997 through August 4, 1997 (the "Acquired Facilities") as described in the Company's Current Report on Form 8-K dated August 18, 1997 and the adjustments described in the accompanying notes. The pro forma financial information is based on the historical financial statements of Nationwide Health Properties, Inc. in the Company's Form 10-Q for the period ended June 30, 1997 and the other financial information in the Company's 1996 Annual Report on Form 10-K, and should be read in conjunction with those financial statements and the notes thereto.

     The Pro Forma Balance Sheet was prepared as if the Laureate Properties, the Other Facilities and the Acquired Facilities were purchased on June 30, 1997. The Pro Forma Statements of Operations were prepared as if the Laureate Properties, the Other Facilities and the Acquired Facilities were purchased as of January 1, 1996.

     The combined pro forma financial information is not necessarily indicative of the financial position or results of operations which actually would have occurred if such transactions had been consummated on the dates described, nor does it purport to represent the Company's future financial position or results of operations.

                      NATIONWIDE HEALTH PROPERTIES, INC.
                 UNAUDITED PRO FORMA CONDENSED BALANCE SHEETS
                                 JUNE 30, 1997
                                (IN THOUSANDS)

                                                                                                                         Pro Forma
                                                        June 30,       Acquired         Laureate          Other           June 30,
ASSETS                                                    1997         Facilities       Properties      Facilities          1997
                                                        ---------      ----------       ----------      ----------       ---------
Investments in real estate:
  Real estate properties
     Land                                               $  83,974      $    3,038       $   16,914      $    1,601       $ 105,527
     Buildings and improvements                           623,754          39,954           79,871          15,385         758,964
     Construction in progress                              10,631                                                           10,631
                                                        ---------      ----------       ----------      ----------       ---------
                                                          718,359          42,992           96,785          16,986         875,122
     Less accumulated depreciation                        (97,250)                                                         (97,250)
                                                        ---------      ----------       ----------      ----------       ---------
                                                          621,109          42,992           96,785          16,986         777,872
  Mortgage loans receivable, net                          199,487                                                          199,487
                                                        ---------      ----------       ----------      ----------       ---------
                                                          820,596          42,992           96,785          16,986         977,359
Cash and cash equivalents                                  10,686            (175)            (785)           (107)          9,619
Receivables                                                 4,595                                                            4,595
Other assets                                                8,062                                                            8,062
                                                        ---------      ----------       ----------      ----------       ---------
                                                        $ 843,939      $   42,817       $   96,000      $   16,879       $ 999,635
                                                        =========      ==========       ==========      ==========       =========
LIABILITIES  AND  STOCKHOLDERS'  EQUITY

Bank borrowings                                         $  46,300      $   17,817        $  25,756       $  14,079       $ 103,952
Senior notes due 2000-2015                                275,000          25,000                                          300,000
Convertible debentures                                     64,720                                                           64,720
Notes and bonds payable                                     9,189                           39,739           2,800          51,728
Accounts payable and accrued liabilities                   22,666                                                           22,666

Stockholders' equity:
  Common stock                                              4,181                            1,316                           5,497
  Capital in excess of par value                          462,946                           29,189                         492,135
  Cumulative net income                                   329,748                                                          329,748
  Cumulative dividends                                   (370,811)                                                        (370,811)
                                                        ---------      ----------       ----------      ----------       ---------
       Total stockholders' equity                         426,064               -           30,505               -         456,569
                                                        ---------      ----------       ----------      ----------       ---------
                                                        $ 843,939      $   42,817       $   96,000      $   16,879       $ 999,635
                                                        =========      ==========       ==========      ==========       =========


See accompanying notes.

                      NATIONWIDE HEALTH PROPERTIES, INC.
            UNAUDITED PRO FORMA CONDENSED STATEMENTS OF OPERATIONS

                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                                                                      Pro Forma
                                                      Six Months                                                      Six Months
                                                         Ended          Acquired         Laureate       Other            Ended
                                                     June 30, 1997     Facilities       Properties     Facilities    June 30, 1997
                                                    ------------------------------------------------------------------------------
Revenues:
   Base rent                                            $36,747            $2,543           $4,423         $  803          $44,516
   Interest and other income                             10,095                                                             10,095
   Additional rent and additional interest                6,658                                                              6,658
                                                    ------------------------------------------------------------------------------
                                                         53,500             2,543            4,423            803           61,269

Expenses:
   Interest and amort. of deferred financing costs       12,767             1,842            2,421            627           17,657
   Depreciation and non-cash charges                      9,252               598              999            192           11,041
   General and administrative                             1,812                 -                -                           1,812
                                                    ------------------------------------------------------------------------------
                                                         23,831             2,440            3,420            819           30,510
                                                    ------------------------------------------------------------------------------
Net income                                              $29,669            $  103           $1,003         $  (16)         $30,759
                                                    ==============================================================================
Net income per share                                      $0.71                                                              $0.71
                                                    ============                                                           =======

Weighted average shares outstanding                      41,802                              1,316                          43,118
                                                    ============                             =====                          ======

                            See accompanying notes

                      NATIONWIDE HEALTH PROPERTIES, INC.
            UNAUDITED PRO FORMA CONDENSED STATEMENTS OF OPERATIONS

                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                                                                  Pro Forma
                                                         Year                                                       Year
                                                        Ended                                                       Ended
                                                     December 31,       Acquired       Laureate       Other     December 31,
                                                         1996          Facilities     Properties   Facilities       1996
                                                   -------------------------------------------------------------------------
Revenues:
   Base rent                                           $66,536           $9,334         $8,846         $1,606      $86,322
   Interest and other income                            17,104                                                      17,104
   Additional rent and additional interest              12,136                                                      12,136
                                                  --------------------------------------------------------------------------
                                                        95,776            9,334          8,846          1,606      115,562

Expenses:
   Interest and amort. of deferred financing costs      20,797            6,686          4,843          1,254       33,580
   Depreciation and non-cash charges                    16,723            2,372          1,997            385       21,477
   General and administrative                            3,312                -              -              -        3,312
                                                  --------------------------------------------------------------------------
                                                        40,832            9,058          6,840          1,639       58,369
                                                  --------------------------------------------------------------------------
Net income                                             $54,944             $276         $2,006           ($33)     $57,193
                                                   =========================================================================

Net income per share                                     $1.36                                                       $1.37
                                                   ============                                                 ============

Weighted average shares outstanding                     40,373                           1,316                      41,689
                                                   ============                       =========                 ============

                               See accompanying notes

FOOTNOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

NOTE 1: Between January 1, 1997 and August 4, 1997, Nationwide Health Properties, Inc. (the "Company") acquired 17 assisted living facilities, 8 long-term health care facilities and one clinic in 20 separate transactions at an aggregate purchase price of approximately $94,969,000 (the "Acquired Properties"). The Acquired Properties were leased to six different operators under terms generally similar to the Company's existing leases. On September 24, 1997, the Company acquired 2 continuing care retirements communities, two assisted living facilities and 1 long-term health care facility (the "Laureate Properties") in a related transaction at an aggregate purchase price of $96,000,000. The Laureate Properties were leased to one operator under terms generally similar to the Company's existing leases. Between August 5, 1997 and October 1, 1997, the Company acquired 4 assisted living facilities and 1 long-term health care facility (the "Other Facilities") in 5 separate transactions at an aggregate purchase price of approximately $16,879,000. The Other Properties were leased to two operators under terms generally similar to the Company's existing leases.

The facilities are leased under "net" leases which are accounted for as operating leases. The leases have initial terms of 9 to 17 years. The Company earns fixed monthly minimum rent and may earn periodic additional rents. The additional payments are generally computed based upon increases in the Consumer Price Index or as a percentage of facility net patient revenues in excess of base amounts. Additional rents generally commence in the second year of the leases. Under terms of the leases, the lessees are responsible for all maintenance, repairs, taxes and insurance on the leased properties.

The pro forma statements of operations reflect the acquisitions of the properties as if they had been owned since January 1, 1996, and the pro forma balance sheet reflects the acquisition of the properties as if they had been owned on June 30, 1997.

NOTE 2: The pro forma balance sheet adjustments reflect the allocation between land and building and improvements of the $42,992,000 of the Acquired Properties purchased after June 30, 1997 and the increase in bank borrowings and a medium term note issuance used to fund the purchase. No adjustment has been made to accumulated depreciation for those properties acquired prior to June 30, 1997. The balance sheet adjustments also reflect the allocation between land and building and improvements of the Laureate Properties and Other Facilities. The Laureate Properties adjustments reflect the assumption of approximately $39,739,000 of debt, the issuance of 1,315,686 shares of the Company's common stock and an increase in bank borrowings to fund the cash portion, approximately $25,756,000, of the $96,000,000 purchase price. The Other Facilities adjustments reflect an increase in bank borrowings to fund the cash portion of the aggregate purchase price as well as the assumption of $2,800,000 of debt. Reductions of cash reflect payment of miscellaneous closing costs.

NOTE 3: The pro forma minimum rent adjustment is based upon the monthly minimum rents specified in the leases. No additional rent amounts are assumed for purposes of the pro forma statements of income based upon the terms of the lease.

The pro forma depreciation adjustment is based upon the purchase prices of the facilities being allocated to building and depreciated over 30 to 40 year lives.

The pro forma interest expense adjustment with respect to the Acquired Properties is based upon allocating the Company's weighted average borrowing on the Company's 1997 medium term note issuances through August 18, 1997 and its June 30, 1997 cost on its unsecured revolving line of credit applied against the aggregate purchase prices. Such weighted average rate was 6.99%. Pro forma interest expense with respect to the Laureate Properties is based upon allocating the Company's weighted average borrowing on the Company's 1997 medium term note issuances and its June 30, 1997 cost on its unsecured revolving line of credit, 6.97%, applied against the cash portion of the purchase price, approximately $25,756,000, and the actual interest expense expected to be incurred on the debt assumed as part of the purchase, approximately $39,739,000. The weighted average interest rate on such debt is 7.22%. The balance of the purchase price of the Laureate Properties was paid by the issuance of 1,315,686 shares of the Company's common stock and no pro forma interest expense is assumed for such portion of the purchase price.

Pro forma interest expense with respect to the Other Facilities is based upon allocating the Company's weighted average borrowing on the Company's 1997 medium term note issuances and its June 30, 1997 cost on its unsecured revolving line of credit, 6.97%, applied against the cash portion of the purchase price, approximately $14,079,000, and the actual interest expense expected to be incurred on the debt assumed as part of the purchase, approximately $2,800,000. The weighted average interest rate on such debt is 9.73%.

The Company's unsecured line of credit matures on May 31, 2000. The Company anticipates repaying such line of credit borrowings at some time in the future prior to its current maturity with proceeds from public offerings or private placements of long-term unsecured debt or equity. Accordingly, the actual interest expense resulting from the acquisitions of the facilities may vary.

No pro forma general and administrative costs are included because: (1) such amounts are expected to be immaterial, and (2) the Company does not expect to add additional staff as a result of the transactions described in Note 1 above.

NOTE 4: The preparation of financial statements requires management to make estimates and assumptions that affect the revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                  SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  NATIONWIDE HEALTH PROPERTIES, INC.

Date: October 7, 1997             By: /s/ MARK L. DESMOND
                                     --------------------------------
                                      Name: Mark L. Desmond
                                      Title: Senior Vice President and
                                             Chief Financial Officer